EXHIBIT 99.1


For Immediate Release
Feb. 26, 2001


     NetIQ Corporation Clarifies Expectations for Future Operating Results

SAN JOSE, Calif.-- Feb. 26, 2001-- In light of recent trading activity in its common stock, NetIQ Corporation (Nasdaq: NTIQ) today clarified remarks made recently by senior management regarding NetIQ's future revenues and operating results. Specifically:

     Management believes that NetIQ's sales leads and sales pipeline remain sufficiently strong to support financial guidance previously given. As a result, management has not announced any change to the financial guidance previously given for the first calendar quarter of 2001 or subsequent periods. However, NetIQ is experiencing some lengthening of sales cycles, which management attributes to general economic conditions rather than to NetIQ-specific issues.

 About NetIQ

     NetIQ Corp. (Nasdaq: NTIQ) is a leading provider of e-business infrastructure management software, encompassing application, directory, server and network performance management. The company is headquartered in San Jose, Calif., with development and operational personnel in Houston; Raleigh, N.C.; and Bellevue, Wash. For more information, please visit NetIQ's Web site at http://www.netiq.com/ or call (408) 856-3000.


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NetIQ and the NetIQ logo are trademarks or registered trademarks of NetIQ
Corporation.

Safe Harbor Statement

This press release consists of "forward-looking" statements, within the meaning of the Private Securities Litigation Reform Act of 1995, regarding NetIQ's future revenues and operating results. Our actual future results could differ materially from the results discussed herein. Factors that could cause or contribute to such differences include the risks relating to NetIQ's proposed acquisition of WebTrends Corporation, fluctuations in our operating results, competition in our markets and the potential inability to convert sales leads into orders at a rate sufficient to meet market expectations for our quarterly results. For a more complete discussion of risks and uncertainties relating to NetIQ's business, please read the discussions of these risks in the documents we file from time to time with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the fiscal year ended June 30, 2000, our Quarterly Report on Form 10-Q for the three months ended December 31, 2000 and our Registration Statement on Form S-4 relating to our acquisition of WebTrends Corporation, as amended on February 23, 2001.


Contacts:
Susan Torrey, Public Relations, (713) 548-1863, susan.torrey@netiq.com Jim Barth, Chief Financial Officer, (408) 856-3069, jim.barth@netiq.com